UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 31, 2007

Community Bankers Acquisition Corp.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-32590	20-2652949
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

9912 Goergetown Pike, Suite D203, Great Falls, Virginia		22066
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(703)759-0751

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective December 31, 2007, the Board of Directors of Community Bankers Acquisition Corp. (the "Corporation") adopted amendments to Section 6.1, Certificates, and Section 6.5, Transfer of Stock, of Article IV of its By-laws to provide that the shares of capital stock may be represented by certificates or be uncertificated rather than represented solely by certificates. The amendment of the By-laws was undertaken to comply with American Stock Exchange (the "AMEX") listing standards requiring all securities listed on the AMEX to be eligible for the Direct Registration System ("DRS") by January 1, 2008. The DRS system permits a stockholder’s ownership to be recorded and maintained on the books of the issuer or the transfer agent without the issuance of a physical stock certificate. The summary of the amendments made to the existing By-laws of the Corporation is not intended to be complete and is qualified in its entirety to the text of the Amended and Restated Bylaws attached as Exhibit 3.2 to this Current Report on Form 8-K.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Community Bankers Acquisition Corp.

January 4, 2008	By:	/s/ Gary A. Simanson

Name: Gary A. Simanson
Title: President and Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

3.2	Amended and Restated Bylaws